Exhibit 99.3

PHI, INC.

OFFER TO EXCHANGE

UP TO $500,000,000 REGISTERED 5.25% SENIOR NOTES DUE 2019 FOR

ANY AND ALL OUTSTANDING UNREGISTERED 5.25%

SENIOR NOTES DUE 2019

To Our Clients:

Enclosed for your consideration is a prospectus, dated                 , 2014 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of PHI, Inc. (the “Company”) to exchange up to $500,000,000 in aggregate principal amount of its 5.25% Senior Notes due 2019 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the same amount of its outstanding unregistered 5.25% Senior Notes due 2019 (the “Unregistered Notes”). The Unregistered Notes were resold by UBS Securities LLC in private placements in March 2014 under Rule 144A and Regulation S under the Securities Act. The Exchange Offer is being extended to holders of the Unregistered Notes in order to satisfy certain obligations of the Company set forth in the Registration Rights Agreement, dated as of March 17, 2014, by and among the Company, the guarantors of the Unregistered Notes party thereto and UBS Securities LLC, as the initial purchaser of the Unregistered Notes. The Exchange Notes are substantially identical to the Unregistered Notes, except that the transfer restrictions and registration rights relating to the Unregistered Notes will not apply to the Exchange Notes.

These materials are being forwarded to you as the beneficial owner of the Unregistered Notes held by us for your account but not registered in your name. A tender of such Unregistered Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Unregistered Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Unregistered Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on                 , 2014, unless the Exchange Offer is extended by the Company. Any Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Unregistered Notes.

2. The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus entitled “The Exchange Offer-Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Unregistered Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 P.M., New York City time, on                 , 2014, unless the Exchange Offer is extended by the Company.

If you wish to have us tender your Unregistered Notes, please so instruct us by completing, executing and returning to us the instruction form accompanying this letter. The Letter of Transmittal is furnished to you for your information only and may not be used by you to tender your Unregistered Notes.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by PHI, Inc. with respect to its Unregistered Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

$         of 5.25% Senior Notes due 2019

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	to tender the following Unregistered Notes, subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal, held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered) (if any): $

☐	not to tender any Unregistered Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

•	the Exchange Notes acquired in exchange for Unregistered Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned;

•	the undersigned has no arrangements or understanding with any person to participate in a distribution of Unregistered Notes or Exchange Notes issued to the undersigned within the meaning of the Securities Act;

•	the undersigned is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or, if the undersigned is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

•	if the undersigned is not a broker-dealer, that the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Unregistered Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

Signature:

Print Name here:

(Print Address):

(Area Code and Telephone Number):

(Tax Identification or Social Security Number):

Dated:

None of the Unregistered Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature hereon shall constitute an instruction to us to tender all of the Unregistered Notes held by us for your account.